UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 5, 2016

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2016, the Company announced the appointment of Tom McCormick, 53, to the position of Chief Operating Officer (“COO”) of Primoris Services Corporation, reporting to Mr. David King, the Company’s Chief Executive Officer.  Mr. McCormick has over 30 years of experience in heavy industrial design and construction with a wide range of knowledge in the gas processing, refining/petrochemical, power, pipeline, liquids recovery, Liquefied Natural Gas (“LNG”) and gas compression markets.

Mr. McCormick comes to Primoris from CB&I, where he had been employed since 2007 and most recently served as the President of CB&I Oil & Gas for the Americas.  From 1990 to 2007 he was with privately held BE&K Construction Company in various operating roles, and from 1987 to 1990 he was with Williams Construction.  Mr. McCormick received his bachelor’s degree in Civil Engineering from Florida State University.

On April 5, 2016, the Company entered into a formal five-year employment agreement with Mr. McCormick.  The following is a summary of the terms of the agreement, which is filed as an exhibit to this Form 8-K.  The agreement provides for an initial annual base salary of $525,000 and a discretionary performance cash bonus opportunity, not to exceed 150% of his base salary.  He is eligible for the Company’s Long-Term Retention Plan which allows purchase of Company stock at a discount while deferring part of the annual bonus amount.

Mr. McCormick was granted 92,321 restricted stock units (“RSU”) with a value of $2.2 million under the Company’s 2013 Long-term Incentive Equity Plan.  Each RSU represents the right to receive one share of the Company’s common stock when vested.  The RSU grant will vest 25% after 12 months, 25% after 24 months and the final 50% after 36 months, contingent on Mr. McCormick’s continuing employment on those dates, and are subject to earlier acceleration, termination, cancellation or forfeiture as provided in the underlying RSU agreement.

In the event of termination without cause, by death or disability, severance benefits will be paid, including a lump sum payment of 100% of his annual base salary, a pro rata portion of one year’s bonus and up to one year of the employee’s share of the premium for COBRA medical benefits.  In the event of termination for cause, resignation, mutual agreement or nonrenewal, the Company will have no further obligations under the agreement.

The employment agreement also provides for other benefits and perquisites for Mr. McCormick.

Mr. McCormick has no family relationships with any of the Company’s directors or executive officers or is a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

Item 9.01.                 Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release

99.2	Employment Agreement, dated April 5, 2016, by and among Primoris Services Corporation and Tom McCormick.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: April 7, 2016	By:	/s/ Peter J. Moerbeek
Peter J. Moerbeek
Executive Vice President, Chief Financial Officer